Exhibit 4.10

DESCRIPTION OF REGISTRANT’S SECURITIES REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934

The following description of the Company’s registered securities is based upon the Company’s Articles of Restatement, as amended (our “charter”), including the Articles Supplementary thereto, the Company’s Amended and Restated Bylaws (our “bylaws”) and applicable provisions of law. The statements below describing the registered securities are, in all respects, subject to and qualified in their entirety by reference to the applicable provisions of our charter (including the applicable articles supplementary) and bylaws.

Authorized Capital Stock

The Company has the authority to issue 750,000,000 shares of common stock, par value $0.01 per share, 384,046,000 shares of excess stock, par value $0.01 per share, and 7,054,000 shares of preferred stock, par value $1.00 per share (the “preferred stock”). Of the authorized shares of preferred stock: (i) 700,000 shares are classified and designated as Class F Excess Preferred Stock, par value $1.00 per share; (ii) 184,000 shares are classified and designated as Class G Excess Preferred Stock, par value $1.00 per share; (iii) 70,000 shares are classified and designated as Class H Excess Preferred Stock, par value $1.00 per share; (iv) 2,400 shares are classified and designated as 6.000% Class I Cumulative Redeemable Preferred Stock, par value $1.00 per share; (v) 18,400 shares are classified and designated as Class I Excess Preferred Stock, par value $1.00 per share; (vi) 9,000 shares are classified and designated as Class J Excess Preferred Stock, par value $1.00 per share; (vii) 1,050 shares are classified and designated as 5.625% Class K Cumulative Redeemable Preferred Stock, par value $1.00 per share; (viii) 8,050 shares are classified and designated as Class K Excess Preferred Stock, par value $1.00 per share; (ix) 10,350 shares are classified and designated as 5.125% Class L Cumulative Redeemable Preferred Stock, par value $1.00 per share (the “Class L preferred stock”); (x) 10,350 shares are classified and designated as Class L Excess Preferred Stock, par value $1.00 per share; (xi) 10,580 shares are classified and designated as 5.25% Class M Cumulative Redeemable Preferred Stock, par value $1.00 per share (the “Class M Preferred Stock”); (xii) 10,580 shares are classified and designated as Class M Excess Preferred Stock, par value $1.00 per share; and (xiii) 6,019,240 shares are undesignated as to class or series.

Item 601(b)(4)(vi) of Regulation S-K requires a description of each class of equity securities registered under the Section 12 of the Exchange Act. Accordingly, because only our common stock and our depositary shares, representing one one-thousandth of a share of Class L preferred stock and Class M preferred stock, are registered, only the terms of our common stock and our depositary shares representing one-one thousandths of a share of Class L preferred stock and Class M preferred stock are described in detail below.

Description of Common Stock

General

Common Stock Outstanding. The outstanding shares of the Company’s common stock are duly authorized, validly issued, fully paid and nonassessable. The Company’s common stock is listed and principally traded on the New York Stock Exchange under the ticker symbol “KIM.”

Voting Rights. The common stock possesses voting rights in the election of directors and in respect of certain other corporate matters, with each share entitling the holder thereof to one vote. Holders of shares of common stock do not have cumulative voting rights in the election of directors, which means that holders of more than 50% of all of the shares of our common stock voting for the election of directors will be able to elect all of the directors if they choose to do so and, accordingly, the holders of the remaining shares will be unable to elect any directors.

Preemptive Rights. Holders of the Company’s common stock have no preemptive right to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.

Rights upon Liquidation; Appraisal Rights. Upon our liquidation, dissolution or winding-up, holders of common stock will be entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for payment of our debts and other liabilities, and the preferential amounts owing with respect to any of our outstanding preferred stock. Holders of shares of common stock generally do not have appraisal rights.

Transfer Agent and Registrar. EQ Shareowner Services is the transfer agent and registrar for the Company’s common stock.

Dividend Rights. Holders of our common stock will be entitled to receive dividends when, as and if authorized by our Board of Directors and declared by us, out of assets legally available therefor. Payment and declaration of dividends on the common stock and purchases of shares thereof by us will be subject to certain restrictions if we fail to pay dividends on our preferred stock.

Restrictions on Ownership.

For us to qualify as a REIT under Internal Revenue Code of 1986, as amended (the “Code”), not more than 50% in value of our outstanding stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. Our stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. In addition, rent from related party tenants (generally, a tenant of a REIT owned, actually or constructively, 10% or more by the REIT, or a 10% owner of the REIT) is not qualifying income for purposes of the income tests under the Code.

Subject to the exceptions specified in our charter, no holder may beneficially own, or be deemed to own by virtue of the constructive ownership provisions of the Code, more than 9.8% in value of the outstanding shares of our common stock. The constructive ownership rules under the Code are complex and may cause common stock owned actually or constructively by a group of related individuals or entities, or both, to be deemed constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of our common stock (or the acquisition of an interest in an entity which owns, actually or constructively, our common stock) by an individual or entity could cause that individual or entity (or another individual or entity) to own constructively in excess of 9.8% of our common stock, and thus, subject such common stock to the ownership limit.

Our Board of Directors may waive the ownership limit with respect to a particular stockholder if evidence satisfactory to our Board of Directors and our tax counsel is presented that such ownership will not then, or in the future, jeopardize our status as a REIT. As a condition of any waiver, our Board of Directors may require a ruling from the Internal Revenue Service, opinion of counsel satisfactory to it or an undertaking, or both, from the applicant with respect to preserving our REIT status. The foregoing restrictions on transferability and ownership will not apply if our Board of Directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT. If shares of common stock in excess of the ownership limit, or shares which would otherwise cause the REIT to be beneficially owned by fewer than 100 persons or which would otherwise cause us to be “closely held” within the meaning of the Code, or would otherwise result in our failure to qualify as a REIT, are issued or transferred to any person, that issuance or transfer shall be null and void to the intended transferee, and the intended transferee would acquire no rights to the stock. Shares transferred in excess of the ownership limit, or shares which would otherwise cause us to be “closely held” within the meaning of the Code, or would otherwise result in our failure to qualify as a REIT, will automatically be exchanged for shares of a separate class of stock, which we refer to as excess stock, that will be transferred by operation of law to us as trustee for the exclusive benefit of the person or persons to whom the shares are ultimately transferred, until that time as the intended transferee retransfers the shares. While these shares are held in trust, they will not be entitled to vote or to share in any dividends or other distributions (except upon liquidation). The shares may be retransferred by the intended transferee to any person who may hold those shares at a price not to exceed either:

(1)	the price paid by the intended transferee; or
(2)

if the intended transferee did not give value for such shares (through a gift, devise or otherwise), a price per share equal to the market value of the shares on the date of the purported transfer to the intended transferee, at which point the shares will automatically be exchanged for an equal number of shares of ordinary common stock. In addition, such shares of excess stock held in trust are purchasable by us, or our designee, for a 90-day period at a price equal to the lesser of the price paid for the stock by the intended transferee and the market price for the stock on the date we, or our designee, determines to purchase the stock. This period commences on the date of the violative transfer if the intended transferee gives us notice of the transfer, or the date our Board of Directors determines that a violative transfer has occurred if no notice is provided.

All certificates representing shares of common stock will bear a legend referring to the restrictions described above.

All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% (or such other percentage between 0.5% and 5%, as provided in the Income Tax Regulations promulgated under the Code) of the outstanding shares of common stock must give written notice to us containing the information specified in our charter within 30 days after the close of each year. In addition, each common stockholder shall, upon demand, be required to disclose to us such information with respect to the actual and constructive ownership of shares as we deem necessary to comply with the provisions of the Code applicable to a REIT.

Description of Preferred Stock

General

Rank. Unless otherwise specified the articles supplementary setting forth the terms of any class or series of preferred stock, the preferred stock will, with respect to rights to the payment of dividends and distribution of our assets and rights upon our liquidation, dissolution or winding-up, rank:

(1)	senior to all classes or series of our common stock and excess stock, and to all of our equity securities, the terms of which provide that those equity securities are junior to the preferred stock;

(2)	on a parity with all of our equity securities other than those referred to in clauses (1) and (3); and

(3)	junior to all of our equity securities, the terms of which provide that those equity securities will rank senior to it.

For these purposes, the term “equity securities” does not include convertible debt securities.

Conversion Rights. The terms and conditions, if any, upon which shares of any class or series of preferred stock are convertible into common stock, debt securities or another class or series of preferred stock or excess stock, will be set forth in the applicable articles supplementary setting forth the terms of any class or series of preferred stock.

Transfer Agent and Registrar. EQ Shareowner Services is the transfer agent and registrar for the Company’s preferred stock.

Restrictions on Ownership.

For us to qualify as a REIT under the Code, not more than 50% in value of our outstanding stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. Our stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. In addition, rent from related party tenants (generally, a tenant of a REIT owned, actually or constructively, 10% or more by the REIT, or a 10% owner of the REIT) is not qualifying income for purposes of the income tests under the Code. Therefore, the applicable articles supplementary for each outstanding class of preferred stock contains certain provisions restricting the ownership and transfer of that class of preferred stock. The provisions of each applicable articles supplementary relating to the ownership limit for any class or series of preferred stock provide that, subject to some exceptions, no holder of that class or series of preferred stock may beneficially own, or be deemed to own by virtue of the constructive ownership provisions of the Code, preferred stock in excess of the preferred stock ownership limit, equal to 9.8% of the outstanding preferred stock of any class or series. The constructive ownership rules under the Code are complex and may cause preferred stock owned actually or constructively by a group of related individuals and/or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of any class or series of our preferred stock (or the acquisition of an interest in an entity which owns, actually or constructively, preferred stock) by an individual or entity could cause that individual or entity (or another individual or entity) to own constructively in excess of 9.8% of that class or series of preferred stock, and thus subject that preferred stock to the preferred stock ownership limit.

Description of Depositary Shares

General

We have issued and may, in the future, issue depositary shares, each of which represent a fractional interest of a share of a particular class or series of our preferred stock, as specified in the applicable prospectus supplement relating to the depositary shares. Shares of a class or series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary, named therein and the holders from time to time of the depositary receipts issued by the preferred stock depositary which will evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of preferred stock represented by the depositary shares evidenced by that depositary receipt, to all the rights and preferences of the class or series of preferred stock represented by those depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of a class or series of preferred stock by us to the preferred stock depositary, we will cause the preferred stock depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of a class or series of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of those depositary receipts owned by those holders, subject to certain obligations of holders to file proofs, certificates and other information, and to pay certain charges and expenses to the preferred stock depositary.

In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information, and to pay certain charges and expenses to the preferred stock depositary, unless the preferred stock depositary determines that it is not feasible to make that distribution, in which case the preferred stock depositary may, with our approval, sell that property and distribute the net proceeds from that sale to those holders.

No distribution will be made in respect of any depositary share to the extent that it represents any class or series of preferred stock converted into excess preferred stock or otherwise converted or exchanged.

Withdrawal of Preferred Stock

Upon surrender of the depositary receipts at the corporate trust office of the preferred stock depositary (unless the related depositary shares have previously been called for redemption or converted into excess preferred stock or otherwise), the holders thereof will be entitled to delivery at that office, to or upon that holder’s order, of the number of whole or fractional shares of the class or series of preferred stock and any money or other property represented by the depositary shares evidenced by those depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related class or series of preferred stock on the basis of the proportion of preferred stock represented by each depositary share, as specified in the applicable prospectus supplement, but holders of those shares of preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Redemption

Whenever we redeem shares of a class or series of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of the class or series of preferred stock so redeemed, provided we shall have paid in full to the preferred stock depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to that class or series of preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in the issuance of any excess preferred stock.

From and after the date fixed for redemption, all dividends in respect of the shares of a class or series of preferred stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon their redemption and any money or other property to which the holders of those depositary receipts were entitled upon their redemption and surrender thereof to the preferred stock depositary.

Voting

Upon receipt of notice of any meeting at which the holders of a class or series of preferred stock deposited with the preferred stock depositary are entitled to vote, the preferred stock depositary will mail the information contained in that notice of meeting to the record holders of the depositary receipts, evidencing the depositary shares which represent that class or series of preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for that class or series of preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by that holder’s depositary shares. The preferred stock depositary will vote the amount of that class or series of preferred stock represented by those depositary shares in accordance with those instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of that class or series of preferred stock represented by those depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing those depositary shares. The preferred stock depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote made, as long as that action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred stock depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares evidenced by that depositary receipt, as set forth in the applicable prospectus supplement.

Conversion

The depositary shares, as such, are not generally convertible into our common stock or any of our other securities or property, except in connection with certain conversions in connection with the preservation of our status as a REIT. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred stock depositary with written instructions to the preferred stock depositary to instruct us to cause conversion of a class or series of preferred stock represented by the depositary shares evidenced by those depositary receipts into whole shares of our common stock, other shares of a class or series of preferred stock (including excess preferred stock) or other shares of stock, and we have agreed that upon receipt of those instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred stock to effect that conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if that conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares, which represent the preferred stock, and any provision of the deposit agreement may, at any time, be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related class or series of preferred stock, will not be effective unless that amendment has been approved by the existing holders of at least two-thirds of the depositary shares evidenced by the depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related class or series of preferred stock and all money and other property, if any, represented hereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any of those types of amendments becomes effective, shall be deemed, by continuing to hold that depositary receipt, to consent and agree to that amendment and to be bound by the deposit agreement as amended thereby.

We may terminate the deposit agreement upon not less than 30 days’ prior written notice to the preferred stock depositary if:

(1)	such termination is necessary to preserve our status as a REIT; or

(2)

a majority of each class or series of preferred stock subject to that deposit agreement consents to that termination, whereupon the preferred stock depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by that holder, that number of whole or fractional shares of each class or series of preferred stock as are represented by the depositary shares evidenced by those depositary receipts together with any other property held by the preferred stock depositary with respect to those depositary receipts.

We have agreed that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list each class or series of preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if:

(1)	all outstanding depositary shares issued thereunder shall have been redeemed;
(2)

there shall have been a final distribution in respect of each class or series of preferred stock subject to that deposit agreement in connection with our liquidation, dissolution or winding-up and that distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing that class or series of preferred stock; or

(3)	each share of preferred stock, subject to that deposit agreement, shall have been converted into our stock not so represented by depositary shares.

Charges of Preferred Stock Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred stock depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred stock depositary for any duties requested by those holders to be performed, which are outside of those expressly provided for in the deposit agreement.

Description of Class L Preferred Stock and Depositary Shares

General

The Company is authorized to issue 10,350 shares of 5.125% Class L Cumulative Redeemable Preferred Stock, par value $1.00 per share (the “Class L preferred stock”).

Each Class L depositary share represents a 1/1000 fractional interest in a share of Class L preferred stock. The Class L preferred stock has been deposited with Wells Fargo Bank, N.A., as depositary (referred to herein as the preferred stock depositary), under a deposit agreement between us, the preferred stock depositary and the holders from time to time of the depositary receipts issued by the preferred stock depositary thereunder. The depositary receipts evidence the depositary shares. Subject to the terms of the deposit agreement, each holder of a depositary receipt representing a depositary share is entitled to all the rights and preferences of a fractional interest in a share of Class L preferred stock (including dividends, voting, redemption, and liquidation rights and preferences). The Class L depositary shares are listed on the NYSE under the symbol “KIMprL.”

Ranking

With respect to the payment of dividends and distribution of our assets and rights upon liquidation, dissolution or winding-up, the Class L preferred stock ranks: (i) senior to our common stock and to all other equity securities that, by their terms, rank junior to the Class L preferred stock; (ii) on a parity with all equity securities issued by us other than those referred to in clause (i) or clause (iii), including our outstanding Class M preferred stock; and (iii) junior to all equity securities issued by us whose senior ranking is consented to by holders of at least two-thirds of the shares of the Class L preferred stock outstanding at the time. For these purposes, the term “equity securities” does not include convertible debt securities. We currently have no equity securities outstanding senior to the Class L preferred stock.

Dividends

Holders of the Class L preferred stock shall be entitled to receive, when, as and if authorized by our Board of Directors and declared by us, out of funds legally available for payment, cumulative cash dividends at the rate of 5.125% of the $25,000.00 liquidation preference per year (equivalent to an annual rate of $1.28125 per depositary share). Dividends on the Class L preferred stock accrue and are cumulative from, and including, the date of original issue and shall be payable, subject to authorization by our Board of Directors and declaration by us, quarterly in arrears on January 15, April 15, July 15 and October 15 of each year or, if any such date is not a business day, the next succeeding business day. Dividends payable on the Class L preferred stock are computed on the basis of a 360-day year consisting of twelve 30-day months. The preferred stock depositary will distribute cash dividends received in respect of the Class L preferred stock to the record holders of the depositary receipts as of the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable dividend payment date falls or such other date designated by our Board of Directors for the payment of dividends that is not more than 30, nor less than 10, days prior to the dividend payment date.

No full dividends shall be declared or paid or set apart for payment on any class or series of equity securities ranking, as to dividends or payment upon liquidation, dissolution or winding-up, on a parity with or junior to our Class L preferred stock unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for that payment on the Class L preferred stock for all past dividend periods.

When dividends are not paid in full (or a sum sufficient for their full payment is not so set apart) on the Class L preferred stock and any other class or series of equity securities ranking on a parity as to dividends or payment upon liquidation, dissolution or winding-up with the Class L preferred stock, all dividends declared upon the Class L preferred stock and any other such equity securities shall be declared pro rata so that the amount of dividends declared per share on the Class L preferred stock and all other such parity securities shall, in all cases, bear to each other the same ratio that accrued and unpaid dividends per share on the Class L preferred stock and all other such parity securities bear to each other.

Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Class L preferred stock have been, or contemporaneously are, declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, then no dividends (other than in the form of our common stock or any of our other equity securities ranking junior to the Class L preferred stock as to dividends and upon our liquidation, dissolution or winding-up) shall be declared or paid or set apart for payment or other distribution shall be declared or made upon our common stock, excess stock or any of our other equity securities ranking junior to or on a parity with the Class L preferred stock as to dividends or upon liquidation, dissolution or winding-up, nor shall any common stock, excess stock or any of our other equity securities ranking junior to or on a parity with the Class L preferred stock as to dividends or upon our liquidation, dissolution or winding-up be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such equity securities) by us (except by conversion into or exchange for other of our equity securities ranking junior to the Class L preferred stock as to dividends and upon our liquidation, dissolution or winding-up).

No dividends on the Class L preferred stock shall be authorized by our Board of Directors or declared by us or be paid or set apart for payment by us at such time as the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibits the authorization, declaration, payment or setting apart for payment, or provides that the authorization, declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if the declaration or payment shall be restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the Class L preferred stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of the dividends and whether or not the dividends are authorized or declared. Accrued but unpaid dividends on the Class L preferred stock will not bear interest and holders of the Class L preferred stock will not be entitled to any dividends in excess of full cumulative dividends, as described above.

Any dividend payment made on the Class L preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to the shares which remains payable.

Liquidation Preference

In the event of any liquidation, dissolution or winding-up of our affairs, subject to the rights of any class or series of equity securities issued by us that rank senior to Class L preferred stock with respect the distribution of assets upon our liquidation, dissolution or winding-up, the holders of the Class L preferred stock are entitled to be paid out of our assets legally available for distribution to our stockholders, liquidating distributions in cash or property at its fair market value as determined by our Board of Directors in the amount of a liquidation preference of $25,000.00 per share (equivalent to $25.00 per depositary share), plus an amount equal to all accrued and unpaid dividends to, but excluding, the date of the liquidation, dissolution or winding-up, before any distribution or payment shall be made to the holders of any common stock, excess stock or any other class or series of equity securities issued by us ranking junior to our Class L preferred stock as to liquidation rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Class L preferred stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, individually or as part of a series of transactions, shall not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding-up, our legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Class L preferred stock and the corresponding amounts payable on all other classes or series of equity securities issued by us ranking on a parity with the Class L preferred stock as to liquidation rights, then the holders of the depositary shares representing the Class L preferred stock and all other classes or series of equity securities issued by us ranking on a parity with the Class L preferred stock as to liquidation rights, including all other preferred stock, shall share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Optional Redemption

Except in limited circumstances relating to the preservation of our status as a REIT, shares of Class L preferred stock are not redeemable prior to August 16, 2022. On or after August 16, 2022, we may redeem, at our option upon not less than 30, nor more than 60, days’ written notice, the Class L preferred stock (and the preferred stock depositary will redeem the number of depositary shares representing the Class L preferred stock so redeemed), in whole or in part, at any time or from time to time, for cash at a redemption price of $25,000.00 per share (equivalent to $25.00 per depositary share), plus accrued and unpaid dividends thereon, if any, to, but excluding, the date fixed for redemption, without interest. If fewer than all of the outstanding shares of Class L preferred stock and depositary shares are to be redeemed, the shares of Class L preferred stock and depositary shares to be redeemed will be determined pro rata (as nearly as practicable without creating fractional shares) or in such other equitable manner prescribed by our Board of Directors that will not result in a violation of the restrictions specified below under “ — Restrictions on Ownership” or by the rules and procedures of DTC. In addition, we may redeem shares of Class L preferred stock at any time in certain circumstances relating to the maintenance of our ability to qualify as a REIT for federal income tax purposes.

We will give the preferred stock depositary prior written notice of redemption of the deposited Class L preferred stock. A similar notice will be mailed by the preferred stock depositary, postage prepaid, not less than 30, nor more than 60, days prior to the date fixed for redemption of the Class L preferred stock and the depositary shares, addressed to the respective holders of depositary shares to be redeemed at their respective addresses shown on the records of the preferred stock depositary. The notice of redemption may be contingent on the occurrence of a future event. No failure to give notice or any defect of the notice or in the mailing of the notice shall affect the validity of the proceedings for the redemption of any shares of Class L preferred stock except as to the holder to whom notice was defective or not given. Each notice shall state:

●	the date fixed for redemption of the Class L preferred stock and the depositary shares;
●	the redemption price;
●	the total number of shares of Class L preferred stock and the number of depositary shares to be redeemed;
●	the place or places where certificates representing the Class L preferred stock and the depositary receipts are to be surrendered for payment of the redemption price; and
●	that dividends on the shares to be redeemed will cease to accrue on the redemption date.

The notice mailed to each holder shall also specify the number of shares of Class L preferred stock and depositary shares to be redeemed from each holder.

On or after the redemption date, each holder of Class L preferred stock to be redeemed must present and surrender the certificates representing the Class L preferred stock at the place designated in the redemption notice, and then the redemption price of such Class L preferred stock and any accrued and unpaid dividends payable upon such redemption will be paid to the person who presented and surrendered such certificates, and each surrendered certificate will be canceled. Similarly, on or after the redemption date, each holder of depositary receipts representing depositary shares to be redeemed must present and surrender the depositary receipts representing depositary shares at the place designated in the redemption notice, and then the redemption price of such depositary shares and any accrued and unpaid dividends payable upon such redemption will be paid to the person who presented and surrendered such depositary receipts, and each surrendered depositary receipt will be canceled. In the event that fewer than all the shares of Class L preferred stock or depositary shares represented by any certificate or depositary receipt are to be redeemed, a new certificate or depositary receipt will be issued representing the unredeemed shares of preferred stock or depositary shares, as the case may be.

At our election, we may, prior to the redemption date, irrevocably deposit cash in an amount equal to the redemption price (including accrued and unpaid dividends) of the Class L preferred stock called for redemption in trust for the holders thereof with a bank or trust company, in which case the notice to holders of the Class L preferred stock and depositary shares to be redeemed will:

●	specify the office of such bank or trust company as the place of payment of the redemption price; and
●

call upon such holders to surrender the certificates or depositary receipts, as the case may be, representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accrued and unpaid dividends up to, but excluding, the redemption date). Subject to applicable law, any moneys deposited which remain unclaimed at the end of two years after the redemption date will be returned to us by such bank or trust company.

The holders of depositary shares at the close of business on a record date of any dividend will be entitled to receive the dividend payable with respect to the Class L preferred stock represented thereby on the corresponding payment date, notwithstanding the redemption thereof between such dividend record date and the corresponding dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of Class L preferred stock to be redeemed.

If notice of redemption of any shares of Class L preferred stock has been given and if the funds necessary for that redemption have been set apart by us in trust for the benefit of the holders of any shares of Class L preferred stock so called for redemption, then from and after the redemption date, dividends will cease to accrue on those shares of Class L preferred stock, those shares of Class L preferred stock will no longer be deemed outstanding and such shares will not thereafter be transferred (except with our consent) on our books, and all rights of the holders of those shares will terminate, except the right to receive the redemption price (including all accrued and unpaid dividends up to, but excluding, the redemption date).

Notwithstanding the foregoing, unless full cumulative dividends on all outstanding shares of Class L preferred stock have been, or contemporaneously are, declared and paid or declared and a sum sufficient for the payment set apart for payment for all past dividend periods, no shares of Class L preferred stock or depositary shares representing Class L preferred stock will be redeemed unless all outstanding shares of Class L preferred stock and depositary shares representing Class L preferred stock are simultaneously redeemed. Unless full cumulative dividends on all outstanding Class L preferred stock and depositary shares representing Class L preferred stock have been, or contemporaneously are, declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, we will not purchase or otherwise acquire, directly or indirectly, any shares of Class L preferred stock or depositary shares representing Class L preferred stock (except by conversion into or exchange for equity securities ranking junior to the Class L preferred stock as to dividend and liquidation rights). However, the foregoing will not prevent the purchase or acquisition of shares of Class L preferred stock or depositary shares representing Class L preferred stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Class L preferred stock and depositary shares representing Class L preferred stock.

The Class L preferred stock and the depositary shares have no stated maturity date and will not be subject to any sinking fund or mandatory redemption provisions (except in connection with the preservation of our REIT status).

Voting Rights

Except as indicated herein, the holders of the depositary shares representing the Class L preferred stock have no voting rights. On any matter on which the Class L preferred stock is entitled to vote, each share of Class L preferred stock is entitled to one thousand votes. As a result, each depositary share will be entitled to one vote on each matter for which the holders of shares of Class L preferred stock are entitled to vote.

If and whenever dividends payable on the Class L preferred stock are in arrears for six or more dividend periods, whether or not consecutive, holders of Class L preferred stock (voting together as a class with holders of Class M preferred stock and all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional directors to serve on our Board of Directors until we pay all accrued and unpaid dividends on the Class L preferred stock to which the holders of such Class L preferred stock are entitled.

So long as any Class L preferred stock remains outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of Class L preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (with the holders of Class L preferred stock voting separately as a class): (i) authorize or create, or increase the authorized or issued amount of, any class or series of equity securities issued by us that rank senior to Class L preferred stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding-up, or reclassify any of our authorized stock into such equity securities or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such equity securities; or (ii) amend, alter or repeal the provisions of the Charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the holders of Class L preferred stock; except that (1) with respect to the occurrence of any of the events described in (ii) above, so long as the Class L preferred stock remains outstanding with the terms of the Class L preferred stock materially unchanged or is converted into a security in another entity with the terms materially unchanged, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of holders of Class L preferred stock and (2) (A) any increase in the amount of the authorized shares of Class L preferred stock or the authorization or issuance of any other class or series of equity securities or (B) any increase in the number of authorized shares of Class L preferred stock or any other class or series of equity securities, in each case ranking on a parity with or junior to the Class L preferred stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding-up, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of Class L preferred stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect the redemption.

Conversion

The Class L preferred stock and the depositary shares representing Class L preferred stock are not convertible into or exchangeable for any other property or securities, except that, in limited circumstances, the Class L preferred stock and the depositary shares representing Class L preferred stock may be automatically converted into Class L excess preferred stock or depositary shares representing Class L excess preferred stock, as applicable.

Description of Class M Preferred Stock and Depositary Shares

General

The Company is authorized to issue 10,580 shares of 5.25% Class M Cumulative Redeemable Preferred Stock, par value $1.00 per share (the “Class M preferred stock”).

Each Class M depositary share represents a 1/1000 fractional interest in a share of Class M preferred stock. The Class M preferred stock has been deposited with Wells Fargo Bank, N.A., as depositary (referred to herein as the preferred stock depositary), under a deposit agreement between us, the preferred stock depositary and the holders from time to time of the depositary receipts issued by the preferred stock depositary thereunder. The depositary receipts evidence the depositary shares. Subject to the terms of the deposit agreement, each holder of a depositary receipt representing a depositary share is entitled to all the rights and preferences of a fractional interest in a share of Class M preferred stock (including dividends, voting, redemption and liquidation rights and preferences). The Class M depositary shares are listed on the NYSE under the symbol “KIMprM”.

Ranking

With respect to the payment of dividends and distribution of our assets and rights upon liquidation, dissolution or winding-up, the Class M preferred stock ranks: (i) senior to our common stock and to all other equity securities that, by their terms, rank junior to the Class M preferred stock; (ii) on a parity with all equity securities issued by us, other than those referred to in clause (i) or clause (iii), including our outstanding Class L preferred stock; and (iii) junior to all equity securities issued by us whose senior ranking is consented to by holders of at least two-thirds of the shares of the Class M preferred stock outstanding at the time. For these purposes, the term “equity securities” does not include convertible debt securities. We currently have no equity securities outstanding senior to the Class M preferred stock.

Dividends

Holders of the Class M preferred stock shall be entitled to receive, when, as and if authorized by our Board of Directors and declared by us, out of funds legally available for payment, cumulative cash dividends at the rate of 5.25% of the $25,000.00 liquidation preference per year (equivalent to an annual rate of $1.3125 per depositary share). Dividends on the Class M preferred stock accrue and are cumulative from, and including, the date of original issue, and shall be payable, subject to authorization by our Board of Directors and declaration by us, quarterly in arrears on January 15, April 15, July 15 and October 15 of each year or, if any such date is not a business day, the next succeeding business day. Dividends payable on the Class M preferred stock will be computed on the basis of a 360-day year consisting of twelve 30-day months. The preferred stock depositary will distribute cash dividends received in respect of the Class M preferred stock to the record holders of the depositary receipts as of the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable dividend payment date falls, or such other date designated by our Board of Directors for the payment of dividends that is not more than 30, nor less than 10, days prior to the dividend payment date.

No full dividends shall be declared or paid or set apart for payment on any class or series of equity securities ranking, as to dividends or payment upon liquidation, dissolution or winding-up, on a parity with or junior to our Class M preferred stock unless full cumulative dividends have been, or contemporaneously are, declared and paid or declared and a sum sufficient for the payment thereof set apart for that payment on the Class M preferred stock for all past dividend periods.

When dividends are not paid in full (or a sum sufficient for their full payment is not so set apart) on the Class M preferred stock and any other class or series of equity securities ranking on a parity as to dividends or payment upon liquidation, dissolution or winding-up with the Class M preferred stock, all dividends declared upon the Class M preferred stock and any other such equity securities shall be declared pro rata so that the amount of dividends declared per share on the Class M preferred stock, and all other such parity securities shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the Class M preferred stock and all other such parity securities bear to each other.

Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Class M preferred stock have been, or contemporaneously are, declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, then no dividends (other than in the form of our common stock or any of our other equity securities ranking junior to the Class M preferred stock as to dividends and upon our liquidation, dissolution or winding-up) shall be declared or paid or set apart for payment or other distribution shall be declared or made upon our common stock, excess stock or any of our other equity securities ranking junior to or on a parity with the Class M preferred stock as to dividends or upon liquidation, dissolution or winding-up, nor shall any common stock, excess stock or any of our other equity securities ranking junior to or on a parity with the Class M preferred stock as to dividends or upon our liquidation, dissolution or winding-up be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such equity securities) by us (except by conversion into or exchange for other of our equity securities ranking junior to the Class M preferred stock as to dividends and upon our liquidation, dissolution or winding-up).

No dividends on the Class M preferred stock shall be authorized by our Board of Directors or declared by us or be paid or set apart for payment by us at such time as the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibits the authorization, declaration, payment or setting apart for payment, or provides that the authorization, declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if the declaration or payment shall be restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the Class M preferred stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of the dividends and whether or not the dividends are authorized or declared. Accrued but unpaid dividends on the Class M preferred stock will not bear interest, and holders of the Class M preferred stock will not be entitled to any dividends in excess of full cumulative dividends, as described above.

Any dividend payment made on the Class M preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to the shares which remains payable.

Liquidation Preference

In the event of any liquidation, dissolution or winding-up of our affairs, subject to the rights of any class or series of equity securities issued by us that rank senior to Class M preferred stock with respect to the distribution of assets upon our liquidation, dissolution or winding-up, the holders of the Class M preferred stock are entitled to be paid out of our assets legally available for distribution to our stockholders liquidating distributions in cash or property at its fair market value, as determined by our Board of Directors in the amount of a liquidation preference of $25,000.00 per share (equivalent to $25.00 per depositary share), plus an amount equal to all accrued and unpaid dividends to, but excluding, the date of the liquidation, dissolution or winding-up, before any distribution or payment shall be made to the holders of any common stock, excess stock or any other class or series of equity securities issued by us ranking junior to our Class M preferred stock as to liquidation rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Class M preferred stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity or the sale, lease, transfer or conveyance of all or substantially all of our property or business, individually or as part of a series of transactions, shall not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding-up, our legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Class M preferred stock and the corresponding amounts payable on all other classes or series of equity securities issued by us ranking on a parity with the Class M preferred stock as to liquidation rights, then the holders of the depositary shares representing the Class M preferred stock and all other classes or series of equity securities issued by us ranking on a parity with the Class M preferred stock as to liquidation rights, including all other preferred stock, shall share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Optional Redemption

Except in limited circumstances relating to the preservation of our status as a REIT, shares of Class M preferred stock are not redeemable prior to December 20, 2022. On or after December 20, 2022, we may redeem, at our option upon not less than 30, nor more than 60, days’ written notice, the Class M preferred stock (and the preferred stock depositary will redeem the number of depositary shares representing the Class M preferred stock so redeemed), in whole or in part, at any time or from time to time, for cash at a redemption price of $25,000.00 per share (equivalent to $25.00 per depositary share), plus accrued and unpaid dividends thereon, if any, to, but excluding, the date fixed for redemption, without interest. If fewer than all of the outstanding shares of Class M preferred stock and depositary shares are to be redeemed, the shares of Class M preferred stock and depositary shares to be redeemed will be determined by lot (as nearly as practicable without creating fractional shares) or in such other equitable manner prescribed by our Board of Directors that will not result in a violation of the restrictions specified below under “ — Restrictions on Ownership” or by the rules and procedures of DTC. In addition, we may redeem shares of Class M preferred stock at any time in certain circumstances relating to the maintenance of our ability to qualify as a REIT for federal income tax purposes.

We will give the preferred stock depositary prior written notice of redemption of the deposited Class M preferred stock. A similar notice will be mailed by the preferred stock depositary, postage prepaid, not less than 30, nor more than 60, days prior to the date fixed for redemption of the Class M preferred stock and the depositary shares, addressed to the respective holders of depositary shares to be redeemed at their respective addresses shown on the records of the preferred stock depositary. The notice of redemption may be contingent on the occurrence of a future event. No failure to give notice or any defect of the notice or in the mailing of the notice shall affect the validity of the proceedings for the redemption of any shares of Class M preferred stock, except as to the holder to whom notice was defective or not given. Each notice shall state:

●	the date fixed for redemption of the Class M preferred stock and the depositary shares;
●	the redemption price;
●	the total number of shares of Class M preferred stock and the number of depositary shares to be redeemed;
●	the place or places where certificates representing the Class M preferred stock and the depositary receipts are to be surrendered for payment of the redemption price; and
●	that dividends on the shares to be redeemed will cease to accrue on the redemption date.

The notice mailed to each holder shall also specify the number of shares of Class M preferred stock and depositary shares to be redeemed from each holder.

On or after the redemption date, each holder of Class M preferred stock to be redeemed must present and surrender the certificates representing the Class M preferred stock at the place designated in the redemption notice, and then the redemption price of such Class M preferred stock and any accrued and unpaid dividends payable upon such redemption will be paid to the person who presented and surrendered such certificates, and each surrendered certificate will be canceled. Similarly, on or after the redemption date, each holder of depositary receipts representing depositary shares to be redeemed must present and surrender the depositary receipts representing depositary shares at the place designated in the redemption notice, and then the redemption price of such depositary shares and any accrued and unpaid dividends payable upon such redemption will be paid to the person who presented and surrendered such depositary receipts, and each surrendered depositary receipt will be canceled. In the event that fewer than all the shares of Class M preferred stock or depositary shares represented by any certificate or depositary receipt are to be redeemed, a new certificate or depositary receipt will be issued, representing the unredeemed shares of preferred stock or depositary shares, as the case may be.

At our election, we may, prior to the redemption date, irrevocably deposit cash in an amount equal to the redemption price (including accrued and unpaid dividends) of the Class M preferred stock called for redemption in trust for the holders thereof with a bank or trust company, in which case the notice to holders of the Class M preferred stock and depositary shares to be redeemed will:

●	specify the office of such bank or trust company as the place of payment of the redemption price; and
●

call upon such holders to surrender the certificates or depositary receipts, as the case may be, representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accrued and unpaid dividends up to, but excluding, the redemption date). Subject to applicable law, any moneys deposited which remain unclaimed at the end of two years after the redemption date will be returned to us by such bank or trust company.

The holders of depositary shares at the close of business on a record date of any dividend will be entitled to receive the dividend payable with respect to the Class M preferred stock represented thereby on the corresponding payment date, notwithstanding the redemption thereof between such dividend record date and the corresponding dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of Class M preferred stock to be redeemed.

If notice of redemption of any shares of Class M preferred stock has been given and if the funds necessary for that redemption have been set apart by us in trust for the benefit of the holders of any shares of Class M preferred stock so called for redemption, then from and after the redemption date, dividends will cease to accrue on those shares of Class M preferred stock, those shares of Class M preferred stock will no longer be deemed outstanding and such shares will not thereafter be transferred (except with our consent) on our books, and all rights of the holders of those shares will terminate, except the right to receive the redemption price (including all accrued and unpaid dividends up to, but excluding, the redemption date).

Notwithstanding the foregoing, unless full cumulative dividends on all outstanding shares of Class M preferred stock have been or contemporaneously are paid or declared and a sum sufficient for the payment set apart for payment for all past dividend periods, no shares of Class M preferred stock or depositary shares representing Class M preferred stock will be redeemed unless all outstanding shares of Class M preferred stock and depositary shares representing Class M preferred stock are simultaneously redeemed. Unless full cumulative dividends on all outstanding Class M preferred stock and depositary shares representing Class M preferred stock have been, or contemporaneously are, paid or declared, and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, we will not purchase or otherwise acquire, directly or indirectly, any shares of Class M preferred stock or depositary shares representing Class M preferred stock (except by conversion into, or exchange for, equity securities ranking junior to the Class M preferred stock as to dividend and liquidation rights). However, the foregoing will not prevent the purchase or acquisition of shares of Class M preferred stock or depositary shares representing Class M preferred stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Class M preferred stock and depositary shares representing Class M preferred stock.

The Class M preferred stock and the depositary shares have no stated maturity date and will not be subject to any sinking fund or mandatory redemption provisions (except in connection with the preservation of our REIT status).

Voting Rights

Except as indicated herein, the holders of the depositary shares representing the Class M preferred stock will have no voting rights. On any matter on which the Class M preferred stock is entitled to vote, each share of Class M preferred stock shall be entitled to one thousand votes. As a result, each depositary share will be entitled to one vote on each matter for which the holders of shares of Class M preferred stock are entitled to vote.

If and whenever dividends payable on the Class M preferred stock are in arrears for six or more dividend periods, whether or not consecutive, holders of Class M preferred stock (voting together as a class with holders of Class L preferred stock and all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional directors to serve on our Board of Directors until we pay all accrued and unpaid dividends on the Class M preferred stock to which the holders of such Class M preferred stock are entitled.

So long as any Class M preferred stock remains outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of Class M preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (with the holders of Class M preferred stock voting separately as a class): (i) authorize or create, or increase the authorized or issued amount of, any class or series of equity securities issued by us that rank senior to Class M preferred stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding-up, or reclassify any of our authorized stock into such equity securities or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such equity securities; or (ii) amend, alter or repeal the provisions of the Charter, whether by merger, consolidation, or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the holders of Class M preferred stock; except that (1) with respect to the occurrence of any of the events described in (ii) above, so long as the Class M preferred stock remains outstanding with the terms of the Class M preferred stock materially unchanged or is converted into a security in another entity with the terms materially unchanged, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of holders of Class M preferred stock and (2) (A) any increase in the amount of the authorized shares of Class M preferred stock or the authorization or issuance of any other class or series of equity securities or (B) any increase in the number of authorized shares of Class M preferred stock or any other class or series of equity securities, in each case ranking on a parity with or junior to the Class M preferred stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding-up, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of Class M preferred stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect the redemption.

Conversion

The Class M preferred stock and the depositary shares representing Class M preferred stock are not convertible into, or exchangeable for, any other property or securities, except that, in limited circumstances, the Class M preferred stock and the depositary shares representing Class M preferred stock may be automatically converted into Class M excess preferred stock or depositary shares representing Class M excess preferred stock, as applicable.

Certain Provisions of Maryland Law and Our Charter and Bylaws

The following paragraphs summarize certain provisions of Maryland law and describe certain provisions of our charter and bylaws. This is a summary, and does not completely describe Maryland law, our charter or our bylaws. For a complete description, we refer you to the Maryland General Corporation Law, our charter and our bylaws. We have incorporated by reference our charter and bylaws as exhibits to this Form 10-K.

Election of Directors

Under the Maryland General Corporation Law, a corporation must have at least one director. Subject to this provision, a corporation’s bylaws may alter the number of directors and authorize a majority of the entire Board of Directors to alter within specified limits the number of directors set by the corporation’s charter or its bylaws.

Our bylaws provide that the number of directors shall not be less than three nor more than 15, and that the number of directors may be changed by a majority vote of the entire Board of Directors. Each director serves for a term ending at the next annual meeting of stockholders following his or her election and until his or her successor is duly elected and qualifies. There is no cumulative voting on the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the outstanding shares of our common stock can elect all of our directors. A vacancy resulting from an increase in the number of directors may be filled by a majority vote of the entire Board of Directors. Other vacancies may be filled by the vote of a majority of the remaining directors. However, stockholders may elect a successor to fill a vacancy on the Board of Directors which results from the removal of a director by the stockholders of the Company.

Each nominee for director shall be elected by a majority of the votes cast. A majority of the votes cast means the affirmative vote of a majority of the total votes cast “for” and “against” such nominee. Notwithstanding the foregoing, a nominee for director shall be elected by a plurality of the votes cast if the number of nominees exceeds the number of directors to be elected. If an incumbent director fails to receive the required vote for re-election, under our current bylaws, he or she is required to offer to resign from the Board of Directors, and the nominating and corporate governance committee will consider such offer to resign, determine whether to accept such director’s resignation, and will submit such recommendation for prompt consideration by our Board of Directors.

Removal of Directors

Under the Maryland General Corporation Law, unless the corporation’s charter provides otherwise, which ours does not, the stockholders of a corporation may remove any director with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder, or an affiliate of an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

●	any person who beneficially owns, directly or indirectly, ten percent or more of the voting power of the corporation’s outstanding voting stock; or
●

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

●	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
●

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom, or with whose affiliate, the business combination is to be effected, or which are held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. None of these provisions of Maryland law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder.

We have not elected to opt-out of the business combination provisions of the Maryland General Corporation Law.

Control Share Acquisitions

Maryland law provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to those shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation, are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or shares of stock in respect of which the acquiror is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

●	one-tenth or more, but less than one-third;
●	one-third or more, but less than a majority; or
●	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of issued and outstanding control shares.

Once a person who has made, or proposes to make, a control share acquisition has undertaken to pay expenses and satisfied other conditions, such person may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may be able to redeem any or all of the control shares for fair value, except for control shares for which voting rights previously have been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for control shares, as of any meeting of stockholders at which the voting rights of such control shares are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquiror. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

●	a classified board,
●	a two-thirds vote requirement for removing a director,
●	a requirement that the number of directors be fixed only by vote of the directors,
●	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred, and
●	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in the Board of Directors the exclusive power to fix the number of directorships and require, unless called by our chairman of the Board of Directors, our president, our chief executive officer or the Board of Directors, the request of holders of a majority of the outstanding shares to call a special meeting.

Amendments to the Charter

The Maryland General Corporation Law generally allows an amendment of a corporation’s charter if its board of directors adopts a resolution setting forth the amendment proposed, declaring its advisability and directing that it be submitted to the stockholders for consideration at a meeting of stockholders, and the stockholders thereafter approve such proposed amendment either at a special meeting called by the board for the purpose of approval of such amendment by the stockholders or, if so directed by the board, at the next annual stockholders meeting by the affirmative vote of two-thirds of all votes entitled to be cast on the matter.

Under Maryland law and pursuant to our charter, most amendments to our charter must be declared advisable and approved by the Board of Directors, and approved by the affirmative vote of a majority of the votes entitled to be cast at a meeting of stockholders.

Amendment to the Bylaws

Under the Maryland General Corporation Law, the power to amend the bylaws may be left with the stockholders, vested exclusively in the directors or shared.

Our bylaws provide that stockholders have the power to adopt, alter or repeal any bylaws or to make new bylaws, and that the Board of Directors shall have the power to do the same, except that the Board of Directors shall not alter or repeal the section of the bylaws governing amendments to the bylaws or any bylaws made by the stockholders.

Extraordinary Actions

Pursuant to our charter and as permitted by Maryland law, a merger, statutory share exchange, conversion into another form of entity, sale of all or substantially all of our assets or dissolution must generally be declared advisable and approved by our Board of Directors and approved by affirmative vote of the holders of a majority of our outstanding shares of common stock.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only: (i) pursuant to our notice of the meeting; (ii) by or at the direction of the Board of Directors; or (iii) by a stockholder who is a stockholder of record both at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business, as the case may be, and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the Board of Directors at a special meeting may be made only: (i) by or at the direction of the Board of Directors; or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by a stockholder who is a stockholder of record both at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the bylaws.

Anti-takeover Effect of Certain Provisions of Maryland Law and Our Charter and Bylaws

The restrictions on ownership and transfer of our stock, the business combination provisions of the Maryland General Corporation Law and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change of control of us that might involve a premium price for our stock or that our stockholders otherwise believe to be in their best interests. Likewise, if our Board of Directors were to elect to be subject to the provisions of Subtitle 8 or if the provision in our bylaws opting out of the control share acquisition provisions of the Maryland General Corporation Law were amended or rescinded, these provisions of the Maryland General Corporation Law could have similar anti-takeover effects.

Limitation of Liability and Indemnification

Under Maryland law, a Maryland corporation may include in its charter a provision eliminating the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services, or (b) active and deliberate dishonesty established by a final judgment, and which is material to the cause of action. Our charter contains a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

The Maryland General Corporation Law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his service in that capacity. The Maryland General Corporation Law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to or in which they may be made or threatened to be made a party or witness by reason of their service in those or other capacities unless it is established that: (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith; or (ii) was the result of active and deliberate dishonesty; (b) the director or officer actually received an improper personal benefit in money, property or services; or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses.

In addition, the Maryland General Corporation Law permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of: (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and (b) a written undertaking by the director or officer or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that he or she did not meet the standard of conduct.

Our charter authorizes us, and our bylaws obligate us, to the maximum extent permitted by Maryland law and without requiring a preliminary determination as to entitlement, to indemnify any present or former director or officer of us or any individual who, while a director or officer of us and at our request, serves or has served another corporation, real-estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in that capacity, and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

Our charter and bylaws also permit us, with the approval of our Board of Directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of ours or a predecessor of ours.